Exhibit 99.1

ATEC Reports Second Quarter 2020 Financial Results

and Recent Corporate Highlights

•	U.S. Revenue Grows 11%
•	Seventh Consecutive Quarter of Year-Over-Year Double-Digit Revenue Increase

CARLSBAD, Calif., August 6, 2020 – Alphatec Holdings, Inc. (“ATEC” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended June 30, 2020, and recent corporate highlights.

Second Quarter 2020 Financial Results

•	Total revenue of $29.6 million; U.S. revenue of $28.8 million, up 11% year-over-year;
•	U.S. gross margin of 72.3%; and
•	Cash and cash equivalents of $31.2 million as of June 30, 2020.

Recent Corporate Highlights

•	Increased contribution from new products to 61% of Q2 U.S. revenue, up from 32% in Q2 2019;
•	Increased U.S. revenue and average product categories sold per case year-over-year by 14%, more than offsetting 4% decrease in surgery volume;
•	Continued sales network transformation, resulting in 15% year-over-year revenue growth from strategic distribution;
•	Increased revenue from top 20 surgeons by 25% year-over-year; and
•

Commenced significant upgrades of ATEC cervical portfolio sophistication with FDA 510(k) clearance of the InsigniaTM Anterior Cervical Plate System and InVictusTM CT Spinal Fixation System, which expands the elegance of InVictus across cervical, thoracic and lumbar procedures.

“I am proud of the way our team continues to methodically execute the plan,” said Pat Miles, Chairman and Chief Executive Officer. “Three years ago, we committed to creating clinical distinction, compelling surgeon adoption and revitalizing our sales channel.  We described a time when unmatched procedural innovation would attract an increasingly influential surgeon base and a more professionalized salesforce, which would lead to increased case complexity, more products per procedure, and improved revenue per surgery. We’re beginning to see this vision reflected in our financial performance. While other companies commit to advertising campaigns, our commitment is to improving spine care.  We are just getting started. We expect to see continued strong interest and enthusiasm for the 8 to 10 new solutions we will deliver in the second half of 2020. We could not be more viscerally and personally engaged in our mission and our ability to continue to drive industry-leading growth. We know our best is yet to come.”

Comparison of Selected GAAP and Non-GAAP Financial Results

for the Second Quarter 2020 to Second Quarter 2019

Revenue from U.S. products for the second quarter 2020 was $28.8 million, up 11% compared to $26.1 million in the second quarter 2019. Revenue growth generated by new products and the strategic distribution channel continues to outpace the ongoing revenue impacts of transitioning or discontinuing non-strategic distributor relationships.

Gross profit and gross margin from U.S. products for the second quarter 2020 were $20.8 million and 72.3%, respectively, compared to $18.8 million and 72.2%, respectively, for the second quarter 2019. On a non-GAAP basis, excluding non-cash excess and obsolete charges, U.S. gross margin was 78.2% in the second quarter of 2020, compared to 80.6% in the second quarter 2019. Non-GAAP U.S. gross margin was impacted by product mix and amortization of SafeOp-related intangibles, which commenced in late 2019.

Total operating expenses for the second quarter 2020 were $32.0 million compared to $29.3 million in the second quarter 2019.  On a non-GAAP basis, excluding stock-based compensation, fair value adjustments, litigation-related expenses and transaction-related expenses, total operating expenses increased to $26.4 million from $25.8 million in 2019, reflecting increased selling costs from U.S. revenue growth, as well as increased investments in organic product development to support new product launches.

Non-GAAP adjusted operating loss, which excludes stock-based compensation, fair value adjustments, litigation-related expenses, transaction-related expenses and excess and obsolescence charges, was $3.7 million for the second quarter 2020, compared to a loss of $4.7 million for the second quarter 2019.

Non-GAAP adjusted EBITDA, which excludes stock-based compensation, fair value adjustments, litigation-related expenses, transaction-related expenses and excess and obsolescence charges in the second quarter 2020 was a loss of $1.1 million, compared to a loss of $3.0 million in the second quarter 2019.

For more detailed information on non-GAAP operating expenses, non-GAAP adjusted operating loss and non-GAAP adjusted EBITDA, please refer to the table, “Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures,” that follows.

Cash and cash equivalents at June 30, 2020 were $31.2 million, with an additional $25 million available under the credit facility with Squadron Capital (the “Squadron facility”).

Current and long-term debt at face value as of June 30, 2020 includes $75 million in term debt under the Squadron facility. During the second quarter of 2020, the Company retired its revolving credit facility with MidCap Funding.

2020 Financial Outlook

As a result of hospitals globally postponing elective procedures to preserve capacity for COVID-19 patients, ATEC suspended its previously announced 2020 revenue guidance on April 8, 2020. While recovery of surgical volumes has been more robust than initially anticipated, the Company continues to have limited visibility into any continuing or future impact of the global pandemic.

Investor Conference Call

ATEC will present the results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. At that time, please click here to access the live webcast.  An audiocast of the presentation will be also be available domestically at (877) 556-5251 and internationally at (720) 545-0036. The conference ID number is 5682075.

A replay of the webcast will remain available on ATEC’s corporate website at www.atecspine.com until the Company releases second quarter financial results. In addition, a replay of the audiocast will be available until August 14, 2020. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 5682075.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP U.S. gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP Adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

Filing of Shelf Registration Statement on Form S-3

The Company intends to file a “universal shelf” registration statement on Form S-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (“SEC”).  ATEC equity securities may not be sold, nor may offers to buy the securities under the Registration Statement be accepted, prior to the time the Registration Statement becomes effective by the SEC.  If the Registration Statement is declared effective, ATEC may offer and sell, from time to time, up to $200 million, separately or together, of its securities.  The terms of any such offering, including the specific terms and prices of the securities, will be determined at the time of such offering and be made solely by means of the prospectus included in the Registration Statement and any prospectus supplement that may be filed with the SEC relating to such offering.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

On August 6, 2020, ATEC entered into an “at-the-market” (“ATM”) Sales Agreement with Cowen. Under the ATM Sales Agreement, ATEC may sell its common shares from time to time, for up to $50 million, separately or together, in aggregate sales proceeds in “at-the-market” transactions.  While ATEC has no current need to utilize the Registration Statement to issue its securities, under the ATM Sales Agreement or otherwise, the Registration Statement will provide ATEC with added flexibility to strategically access capital markets.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc. (“ATEC”), through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC architects and commercializes approach-based technology that integrates seamlessly with the SafeOp Neural InformatiX System to provide real-time, objective nerve information that can enhance the safety and reproducibility of spine surgery. Additional information can be found at www.atecspine.com.

Additional information can be found at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include references to the impact of the COVID-19 pandemic on the Company's business and financial results, references to the Company’s revenue and growth outlook, planned commercial launches, product introduction and surgeon adoption, salesforce revitalization and growth of strategic distribution network, the Company’s strategy in significantly repositioning the ATEC brand, turning the Company into a growth organization, creating future market disruption, and the Company’s future ability to finance its operations. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the impact of COVID-19 pandemic on the Company's business and the economy; the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation asserted against the Company. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Josh Berg

Investor Relations

(760) 494-6790

ir@atecspine.com

Company Contact:

Jeff Black
Chief Financial Officer
Alphatec Holdings, Inc.
ir@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts – unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Revenue from U.S. products	$28,834	$26,093	$57,904	$49,048
Revenue from international supply agreement	795	1,226	1,840	2,826
Total revenues	29,629	27,319	59,744	51,874
Cost of revenues	8,787	8,433	17,871	16,420
Gross profit	20,842	18,886	41,873	35,454

Operating expenses:
Research and development	3,672	3,241	7,421	6,613
Sales, general and administrative	27,033	24,687	55,036	45,784
Litigation-related	1,304	1,200	3,947	3,823
Amortization of acquired intangible assets	172	172	344	354
Transaction-related	(181)	—	4,091	—
Restructuring	—	—	—	60
Total operating expenses	32,000	29,300	70,839	56,634
Operating loss	(11,158)	(10,414)	(28,966)	(21,180)
Other income (expense):
Interest and other expense, net	(3,032)	(1,921)	(5,906)	(4,040)
Loss on debt extinguishment	(1,555)	—	(1,555)	-
Total other expenses, net	(4,587)	(1,921)	(7,461)	(4,040)
Loss from continuing operations before taxes	(15,745)	(12,335)	(36,427)	(25,220)
Income tax provision	60	71	100	102
Loss from continuing operations	(15,805)	(12,406)	(36,527)	(25,322)
Loss from discontinued operations	—	(30)	—	(82)
Net loss	$(15,805)	$(12,436)	$(36,527)	$(25,404)

Net loss per share, basic and diluted:
Continuing operations	$(0.25)	$(0.26)	$(0.58)	$(0.55)
Discontinued operations	$(0.00)	$(0.00)	(0.00)	(0.00)
Net loss per share, basic and diluted	$(0.25)	$(0.27)	$(0.58)	$(0.55)

Shares used in calculating basic and diluted net loss per share	63,713	46,880	63,140	45,957

Stock-based compensation included in:
Cost of revenue	$128	$28	$235	$56
Research and development	396	174	687	317
Sales, general and administrative	4,051	2,149	7,221	3,590
	$4,575	$2,351	$8,143	$3,963

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash	$31,163	$47,113
Accounts receivable, net	19,785	16,150
Inventories, net	41,466	34,854
Prepaid expenses and other current assets	2,651	9,880
Withholding tax receivable from Officer	577	—
Current assets of discontinued operations	322	321
Total current assets	95,964	108,318

Property and equipment, net	24,671	19,722
Right-of-use asset	1,333	1,860
Goodwill	13,897	13,897
Intangibles, net	24,724	25,605
Other assets	493	493
Noncurrent assets of discontinued operations	53	53
Total assets	$161,135	$169,948

	LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,955	$7,772
Accrued expenses	24,637	26,416
Current portion of long-term debt	399	489
Current portion of lease liability	1,404	1,314
Current liabilities of discontinued operations	400	399
Total current liabilities	42,795	36,390

Total long term liabilities	75,915	66,324

Redeemable preferred stock	23,603	23,603
Stockholders' equity	18,822	43,631
Total liabilities and stockholders' equity	$161,135	$169,948

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands – unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Operating expenses	32,000	29,300	70,839	56,634
Adjustments:
Stock-based compensation	(4,447)	(2,323)	(7,908)	(3,907)
Contingent consideration fair value adjustment	—	—		(289)
Litigation-related expenses	(1,304)	(1,200)	(3,947)	(3,823)
Restructuring	—	—	—	(60)
Transaction-related expenses	181	—	(4,091)	—
Non-GAAP operating expenses	$26,430	$25,777	$54,893	$48,555

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating loss, as reported	$(11,158)	$(10,414)	$(28,966)	$(21,180)
Add back significant items:
Stock-based compensation	4,575	2,351	8,143	3,963
Contingent consideration fair value adjustment	—	—	—	289
Litigation-related expenses	1,304	1,200	3,947	3,823
Restructuring	—	—	—	60
Transaction-related expenses	(181)	—	4,091	—
Excess & obsolete charges	1,712	2,200	3,434	4,175
Adjusted operating loss	$(3,748)	$(4,663)	$(9,351)	$(8,870)

Operating loss, as reported	$(11,158)	$(10,414)	$(28,966)	$(21,180)
Depreciation	2,161	1,473	4,175	3,076
Amortization of intangible assets	441	172	881	354
EBITDA	(8,556)	(8,769)	(23,910)	(17,750)
Add back significant items:
Stock-based compensation	4,575	2,351	8,143	3,963
Contingent consideration fair value adjustment	—	—	—	289
Litigation-related expenses	1,304	1,200	3,947	3,823
Restructuring	—	—	—	60
Transaction-related expenses	(181)	—	4,091	—
Excess & obsolete charges	1,712	2,200	3,434	4,175
Adjusted EBITDA	$(1,146)	$(3,018)	$(4,295)	$(5,440)

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages – unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues by source	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue from U.S. products	$28,834	$26,093	$57,904	$49,048
Revenue from international supply agreement	795	1,226	1,840	2,826
Total revenues	$29,629	$27,319	$59,744	$51,874

Gross profit by source
Revenue from U.S. products	$20,834	$18,841	$41,788	$35,235
Revenue from international supply agreement	8	45	85	219
Total gross profit	$20,842	$18,886	$41,873	$35,454

Gross profit margin by source
Revenue from U.S. products	72.3%	72.2%	72.2%	71.8%
Revenue from international supply agreement	1.0%	3.7%	4.6%	7.7%
Total gross profit margin	70.3%	69.1%	70.1%	68.3%

RECONCILIATION OF NON-GAAP GROSS PROFIT AND GROSS MARGIN

(in thousands, except percentages – unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP-based gross profit from U.S. products	$20,834	$18,841	$41,788	$35,235
Add: non-cash excess and obsolete charges	1,712	2,200	3,434	4,175
Non-GAAP gross profit from U.S. products	$22,546	$21,041	$45,222	$39,410

GAAP-based gross margin from U.S. products	72.3%	72.2%	72.2%	71.8%
Add: non-cash excess and obsolete charges	5.9%	8.4%	5.9%	8.5%
Non-GAAP gross margin from U.S. products	78.2%	80.6%	78.1%	80.3%